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                                                                     Exhibit 5.2

                                                       DIRECT LINE: 416.597-4229
                                                             nsheehy@goodmans.ca

February 24, 2005

Our File No.: 033991

Drinker Biddle & Heath LLP
One Logan Square
18th & Cherry Streets
Philadelphia, PA 19103-6

RE: COTT CORPORATION

      We have acted as counsel to Cott Corporation (the "CORPORATION") in connection with the increase in the maximum number of common shares ("COMMON SHARES") reserved for issuance pursuant to options granted under the Corporation's 1986 Common Share Option Plan, as amended (the "OPTION PLAN") by 2,000,000 Common Shares.

EXAMINATIONS

      We have examined the following documents and records for the purposes of this opinion:

      (i)   the minute books of the Corporation in our possession;

      (ii) a certificate of compliance for the Corporation dated February 11, 2005 (the "CERTIFICATE OF COMPLIANCE"); and

      (iii) a certificate of an officer of the Corporation dated February 11, 2005 (the "CERTIFICATE"), a copy of which is attached hereto.

      We have also examined such other records and documents provided to us and such statutes, regulations and other public and corporate records of the Corporation and considered such questions of law as we have considered relevant and necessary for the purposes of the options expressed below.

RELIANCE

      For the purposes of the opinions expressed below, we have relied without independent investigation, upon the Certificate of Compliance and Certificate and have assumed:

      (i) the genuineness of all signatures on each document that we have examined;

      (ii) the authenticity of all documents submitted to us as originals, the conformity with the originals of all documents submitted to us as copies, whether photostatic; telecopies or otherwise;

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      (iii) the legal power, capacity and authority of all natural persons signing in their individual capacity;

      (iv)  the accuracy of all factual matters contained in the Certificate;
            and

      (v) that the Certificate and the Certificate of Compliance continue to be accurate on the date hereof.

OPINIONS

      Based and relying upon the foregoing assumptions and subject to the following qualification and limitation, we are of the opinion that the additional 2,000,000 Common Shares that may be issued upon the exercise of the options as set out in the Option Plan have been duly allotted for issuance and, upon exercise of such options in accordance with the terms of the Option Plan, will be validly issued and outstanding as fully paid and non assessable by the Corporation.

QUALIFICATION

      The foregoing opinion is subject to the qualification that we are solicitors in the Province of Ontario and we express no opinion as to any laws or any matters governed by any laws other than the laws of the Province of Ontario and the federal laws of Canada applicable therein in effect on the date hereof.

LIMITATION

      This opinion is being delivered in connection with the transaction described herein and may not be quoted from or referred to in any other documents, or furnished (either in its original form or by copy) to any other party without our prior written consent.

Yours very truly,

/s/ GOODMANS LLP

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                                COTT CORPORATION
                            CERTIFICATE OF AN OFFICER

TO:     GOODMANS LLP

AND TO: DRINKER BIDDLE & REATH LLP

      The undersigned, Mark Halperin, the Senior Vice President, General Counsel and Secretary of Cott Corporation ("Cott") hereby certifies in his capacity as an officer of Cott and not in his personal or any other capacity, that:

1. The minute books and corporate records of Cott, which have been made available to Goodmans LLP, are the original minute books and corporate records of Cott and contain all proceedings of the shareholders and the board of directors of Cott, or copies of such proceedings, to the date hereof and there have been no other meetings, resolutions or proceedings authorized or passed by the shareholders or by the Board of Directors of Cott. There are no other by-laws, meetings, resolutions or proceedings of the shareholders or directors (and any committees thereof) of Cott, not reflected in such minute books and corporate records.

2. Cott has been duly incorporated under and pursuant to the Canada Business Corporations Act (the "Act") and is a body corporate incorporated or continued under the laws of Canada and not discontinued or dissolved and that it has sent to the director under the Act the required annual returns and financial statements.

3. Annexed hereto, forming part hereof and marked as Schedule A, are true and complete copies of resolutions (the "Resolutions") of Cott's directors and shareholders. The Resolutions are the only resolutions of Cott's directors or shareholders pertaining to increasing the maximum aggregate number of Common Shares reserved for issuance pursuant to options granted under the Option Plan from 12,000,000 to 14,000,000, such resolutions are in full force and effect, unamended, at the date hereof and neither Cott's directors nor its shareholders have passed, confirmed or consented to any resolutions amending, varying or rescinding the Resolutions.

4. There is no unanimous shareholder agreement in effect which relates to or affects the ability or authority of Cott to do anything referred to in the Resolutions including, but not limited to, anything that relates to or affects the ability or authority of Cott to issue securities or the manner of exercise of such powers.

      IN WITNESS WHEREOF I have signed this Certificate at the City of Toronto, in the Province of Ontario this 24th day of February, 2005.

                                 /s/ Mark Halperin
                                ------------------------------------------------
                                 Name: Mark Halperin
                                 Title: Senior Vice-President, General Counsel & Secretary

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                                  SCHEDULE "A"

RESOLVED THAT:

1. subject to any regulatory and shareowner approvals, the proposed amendment to the Cott Corporation 1986 Common Share Option Plan, as amended ( the "Option Plan") increasing the maximum aggregate number of Common Shares reserved for issuance pursuant to options granted under the Option Plan from 12,000,000 Common Shares to 14,000,000 Common Shares which change is more particularly set out in the attached form of Option Plan, is hereby authorized and approved;

2. an aggregate of 14,000,000 Common Shares (being the 12,000,000 Common Shares currently issuable under the Option Plan plus an additional 2,000,000 Common Shares issuable under the Option Plan pursuant to the amendments contemplated by this resolution) of the Corporation are allotted for issuance under the Option Plan subject to payment of the purchase price thereof (as determined by the Board of Directors or a committee thereof) and satisfaction of all other requirements of the Option Plan;

3. upon the exercise at any time or from time to time in the prescribed manner of the options herein granted and upon payment having been made for the Common Shares in respect of which any such exercise of option has been affected, (or upon such cashless exercise as permitted pursuant to the terms of the Option Plan) the said Common Shares in respect of which the said purchase price per Common Share shall have been paid (or in respect of which such cashless exercise shall have been completed) shall be issued as fully paid and non-assessable Common Shares and any director or officer of the Corporation be and it is hereby authorized and directed to issue, countersign and register a certificate or certificates representing such shares; and

4. any officer or director of Cott Corporation be and is hereby authorized and directed, for and on behalf of Cott Corporation, to execute and deliver all such documents and to do all such act and things as he or she may determine to be necessary or desirable in order to carry out the foregoing provisions of this resolution (including, without limitation, to obtain the listing of such Common Shares on the Toronto Stock Exchange and the New York Stock Exchange), the execution of any such document or the doing of any such acts and things being conclusive evidence of such determination.

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                                  SCHEDULE "A"

AMENDMENT TO THE COTT CORPORATION 1986 COMMON SHARE OPTION PLAN, AS
AMENDED

IT WAS RESOLVED THAT the resolutions set out as Appendix "B" to the proxy circular of Cott Corporation dated March 25, 2004 approving the amendments to Cott's 1986 Common Share Option Plan, as amended, be approved, which resolutions provide as follows"

      "BE IT RESOLVED AS AN ORDINARY RESOLUTION OF THE SHAREOWNERS THAT:

            1. the proposed amendment to Cott Corporation 1986 Common Share Option Plan, as amended (the "Option Plan" increasing the aggregate number of common shares issuable pursuant to options granted under the Option Plan from 12,000,000 common shares to 14,000,000 common shares, which change is more particularly set out in the proxy circular for Cott Corporation's annual and special meeting of shareowners to be held April 27, 2004 be and the same is hereby authorized and approved; and

            2. any officer or director of Cott Corporation be and is hereby authorized and directed, for and on behalf of Cott Corporation to execute and deliver all such documents and do all such acts and things as he or she may determine to be necessary or desirable in order to carry out the foregoing provisions of this resolution, the execution and delivery of any such document or the doing of any such acts and things being conclusive evidence of such determination."